Exhibit 99.1

CytoSorbents Appoints Peter J. Mariani Chief Financial Officer

CytoSorbents CFO Kathleen P. Bloch Retires

PRINCETON, N.J., August 13, 2024 -- CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announces the appointment of Peter J. Mariani as Chief Financial Officer (CFO), effective August 14, 2024. Mr. Mariani will report to Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. Concurrently, Kathleen P. Bloch, CytoSorbents’ current CFO, announced her retirement from the Company effective as of the close of business today, and will continue to serve in an advisory role as a consultant to enable an effective transition.

Mr. Mariani brings over 25 years of experience as a valued partner and strategic financial leader across several high growth medical device companies. Prior to joining CytoSorbents, Mr. Mariani served as CFO of Axogen, Inc (NASDAQ: AXGN), a medical technology company focused on peripheral nerve repair, from March 2016 to December 2023, most recently as its Executive Vice President & CFO from March 2021 to December 2023. At Axogen, Mr. Mariani was responsible for all finance and accounting functions, investor relations, information technology and security, and Global Quality. During his tenure, Axogen grew annual revenue from $27 million to nearly $160 million, expanded from one to four nerve repair clinical applications, raised approximately $250 million of capital, executed a comprehensive clinical evidence development and publication strategy, and completed a long-term facility build-out.

Dr. Chan stated, “Pete is a seasoned and accomplished medical device CFO whose many successes at high growth publicly-traded companies such as Axogen, Hansen Medical, and Guidant Corporation, speak for themselves. He has consistently demonstrated a disciplined and rigorous approach to financial management, operational excellence, and strategic development both domestically and internationally that aligns perfectly with our next phase of expected rapid growth. Importantly, CytoSorbents today shares many similarities to Axogen when Pete joined as CFO in 2016, including with respect to its size, revenue base, U.S. market opportunity, and high margin business model. He has proven his ability to fund, scale, and manage impressive growth. As we pursue U.S. and Canadian marketing approval for DrugSorb-ATR and drive our OUS business with CytoSorb, we believe Pete will be an outstanding fit where his deep global experience and insight is expected to be vital to our success. We are thrilled to have Pete join CytoSorbents and be a key member of the management team.”

Prior to Axogen, Mr. Mariani was the Chief Financial Officer of Lensar, Inc., (NASDAQ: LNSR) which at the time was privately-held and a global leader in next generation femtosecond laser technology for refractive cataract surgery. Prior to Lensar, he served as Chief Financial Officer at Hansen Medical, Inc., a publicly traded company that designed and manufactured medical robotics for positioning and control of catheter-based technologies.  Mr. Mariani’s career also includes 12 years with Guidant Corporation, a global leader in the development and sale of medical devices for the treatment of cardiovascular disease. During his tenure at Guidant, he held senior financial positions of increasing importance, including Vice President of Finance and Administration, Guidant Japan, and Corporate Vice President, Controller and Chief Accounting Officer. He started his career at Ernst and Young, LLP, where he served a diverse client base as a Certified Public Accountant. Mr. Mariani earned a Bachelor of Science in accounting from Indiana University.

“I am excited to join CytoSorbents during this pivotal time in the Company’s history.” stated Mr. Mariani. “The potential future marketing approval of DrugSorb-ATR by the U.S. Food and Drug Administration (FDA) and Health Canada would provide an exciting U.S. and Canadian entry point for the Company’s technology in the large and important cardiac surgery market. The anticipated win-win-win value proposition for patients, surgeons, and hospitals, if approved, appears extremely compelling. Meanwhile the opportunity for CytoSorb® in critical care and cardiac surgery worldwide is massive with the anticipated prospects of stronger and sustained growth ahead. I look forward to partnering with this talented and dedicated team to further develop and execute our long-term growth strategy and bring improved outcomes to as many patients as possible with CytoSorbents’ life-saving blood purification therapies.”

Dr. Chan concluded, “As we welcome Pete to CytoSorbents, we remain indebted to Kathy Bloch for her more than 11 years of dedication and leadership at the Company as a trusted colleague and friend, and for all of her contributions that have helped us achieve the success we have today. In particular, after her retirement as our CFO in March 2023, and interim CFO consultancy, Kathy selflessly came back in August 2023 to reprise her role as full-time CFO, and in the intervening 12 months, helped to secure the future of the Company with two key financings and orchestrating our cash conservation strategy. We are glad she will continue as a consultant to help manage a smooth CFO transition. On behalf of the CytoSorbents Board of Directors, its management team, and employees, we wish Kathy an enjoyable, relaxing, and well-deserved retirement.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and in cardiac surgery through blood purification. Its lead product, CytoSorb®, is approved in the European Union and distributed in 76 countries worldwide. It is an extracorporeal cytokine adsorber that reduces “cytokine storm” or “cytokine release syndrome” in common critical illnesses that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments. CytoSorb is also used during and after cardiothoracic surgery to remove antithrombotic drugs and inflammatory mediators that can lead to postoperative complications, including severe bleeding and multiple organ failure. As of June 30, 2024, more than 248,000 CytoSorb devices have been used cumulatively. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. CytoSorb is not yet approved in the United States.

The DrugSorb™-ATR antithrombotic removal system, an investigational device based on the same polymer technology as CytoSorb, has received two FDA Breakthrough Device Designations, one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. The Company has completed the FDA-approved, randomized, controlled STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) study of 140 patients at approximately 30 centers in U.S. and Canada to evaluate whether intraoperative use of DrugSorb-ATR can reduce the perioperative risk of bleeding in patients receiving ticagrelor and undergoing cardiothoracic surgery. This pivotal study is intended to support U.S. FDA and Health Canada marketing approval for DrugSorb-ATR in this application.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of approximately $50 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, the timing of our expected regulatory submissions and our expectations with respect to the accretive value that Mr. Mariani will bring to the Company, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 14, 2024, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and X

U.S. Company Contact:

Dr. Phillip Chan, CEO

305 College Road East

Princeton, NJ 08540

pchan@cytosorbents.com

Investor Relations Contact:
Eric Ribner
LifeSci Advisors, LLC
250 W 55th St, #3401
New York, NY 10019

ir@cytosorbents.com